Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cymer, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-16559, No. 333-99975, No. 333-88616, No. 333-67491, No. 333-48242, No. 333-69736, No. 333-58554, No. 333-109544 and No. 333-118496) on Form S-8 and in the registration statements (No. 333-88496 and No. 333-39101) on Form S-3 of Cymer, Inc. of our reports dated March 15, 2005,  relating to the consolidated balance sheets of Cymer, Inc. and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule II, management's assessment of the internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Cymer, Inc.

/s/ KPMG LLP

San Diego, California
March 15, 2005